Exhibit 8.1

The particulars of the Company’s subsidiaries as of December 31, 2022 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yuchai Foundry Company Limited (Formerly known as Guangxi Yuchai Accessories Manufacturing Company Limited)	PRC	—	76.4%
Guangxi Yuchai Exhaust Technology Co., Ltd.	PRC	—	76.4%
Guangxi Yuchai Mould Equipment Company Limited (Formerly known as Guangxi Yuchai Equipment Mould Company Limited)	PRC	—	76.4%
Guangxi Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Jining Yuchai Engine Company Limited	PRC	—	76.4%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Suzhou Yuchai Machinery Monopoly Company Limited.	PRC	—	54.9%
Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Wuhan Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd.	PRC	—	76.4%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangxi Shang Lin Food Co., Ltd.	PRC	—	76.4%
Yuchai Xin-Lan New Energy Power Technology Co., Ltd.	PRC	—	69.5	%(1)
Guangxi Yuchai Marine and Genset Power Co., Ltd. (Formerly known as Guangxi Yuchai Deyou Engine Co., Ltd.)	PRC	—	76.4%
Guangxi Yuchai Deyou Engine Systems Co., Ltd.	PRC	—	76.4%
Yuchai Xin-Lan (Jiangsu) Hydrogen Energy Technology Co., Ltd. (Formerly known as Jiangsu UniTrump Power Technology Co., Ltd.)	PRC	—	76.4	%(2)
Guangzhou Tongju Commerce and Trade Company Limited	PRC	—	54.9%
Hunan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yuchai Remanufacturing Services (Suzhou) Co., Ltd.	PRC	—	76.4%
Shanghai Yuchai Jidian Marketing Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	54.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%
Sichuan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
YC Europe Co., Limited	Hong Kong	—	57.3%
YC-Europe GmbH	Germany	—	57.3%

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Grace Star Services Ltd.	British Virgin Islands (“BVI”)	—	100.0%
Venture Delta Limited	BVI	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	48.9	%(3)

(1)

Yuchai Xin-Lan received a capital contribution of RMB 20 million from two new investors in February 2023, as a result of which, the Company’s equity interest in Yuchai Xin-Lan reduced from 69.5% as of December 31, 2022 to 67.0% as of February 28, 2023.

(2)

Jiangsu UniTrump Power Technology Co., Ltd. (“Jiangsu UniTrump”) was incorporated wholly by Yuchai in October 2021 to support our strategic research and development plans. In March 2023, Yuchai Jiangsu UniTrump changed its name to Yuchai Xin-Lan (Jiangsu) Hydrogen Energy Technology Co., Ltd. (“Xin-Lan Hydrogen”) and was subsequently transferred to Yuchai Xin-Lan. As a result, our equity interest in Xin-Lan Hydrogen reduced from 76.4% as of December 31, 2022 to 67% as of the date of this annual report.

(3)	We consolidate HLGE as a subsidiary, as we are able to govern the financial and operating policies of HLGE. As of February 28, 2023, our shareholding interest in HLGE was 48.9%.

Notes:

•	Changchun Yuchai Marketing Company Limited, a 54.9% indirectly owned subsidiary of the Company, was deregistered in November 2022.

•	Xuzhou Yuchai Machinery Industry Development Company Limited, a 54.9% indirectly owned subsidiary of the Company, was deregistered in October 2022.

•	Vietnam Yuchai Machinery Services Co., Ltd. a 54.9% indirectly owned subsidiary of the Company, was deregistered in August 2022.

•

Guangxi Xing Yun Cloud Technology Co., Ltd. was established wholly by Yuchai in March 2023 with a registered capital of RMB 10 million. This subsidiary will develop proprietary operating systems to enable data analytics for smart and connected solutions for both on- and off-road vehicles as well as machineries. In addition, it will manage IT operations and maintenance, develop and support new digital projects, and develop intelligent networks and processes for Yuchai.